Exhibit 99.1

FOR IMMEDIATE RELEASE
For:   Cathay General Bancorp                          Contact:   Heng W. Chen
       777 N. Broadway                                 (213) 625-4752
       Los Angeles, CA 90012

       CATHAY GENERAL BANCORP ANNOUNCES RECORD EARNINGS OF $25.0 MILLION,
                    OR $0.49 PER SHARE, IN FIRST QUARTER 2005

     Los Angeles, Calif., April 21: Cathay General Bancorp (the "Company",
NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the first quarter of 2005.

STRONG FINANCIAL PERFORMANCE

                                           First Quarter    First Quarter
                                               2005             2004
                                          --------------   --------------
Net income                                $ 25.0 million   $ 19.9 million
Basic earnings per share                  $         0.49   $         0.40
Diluted earnings per share                $         0.49   $         0.40
Return on average assets                            1.65%            1.45%
Return on average stockholders' equity             14.07%           12.71%
Efficiency ratio                                   35.26%           41.92%

FIRST QUARTER HIGHLIGHTS

..    First quarter earnings increased $5.1 million, or 25%, compared to the same quarter a year ago.
..    Fully diluted earnings per share reached $0.49, increasing 22.5%, compared to the same quarter a year ago.
..    Gross loans increased by $180.8 million, or 4.7%, from December 31, 2004.
..    Deposits increased by $83.6 million, or 1.8%, from December 31, 2004.
..    Return on average stockholders' equity was 14.07% and return on average assets was 1.65% for the quarter ended March 31, 2005.
..    Non-performing loans decreased $4.3 million from $22.5 million at December
     31, 2004, to $18.2 million at March 31, 2005.
..    Net interest margin on a fully taxable equivalent basis improved to 4.22%
     compared to 4.14% for the fourth quarter of 2004.
..    Efficiency ratio improved to 35.3% from 41.9% in the first quarter of 2004 and from 39.8% in the fourth quarter of 2004.
..    On March 18, 2005, the Company announced that its Board of Directors had approved the repurchase of up to an aggregate of one million shares of its common stock following the completion of the Company's current stock buyback authorization.

     "Continued strong organic loan growth in all major loan categories, a further improvement in the net interest margin, and low net credit losses were all factors that contributed to the record results," commented Dunson
     K. Cheng, Chairman of the Board, President, and Chief Executive Officer of the Company.

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

     "We were pleased with another strong quarter for loan growth which is a further demonstration of the successful integration of Cathay Bank and General Bank," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

     "The strong growth in loans was funded by the increase in deposits and paydowns from our securities portfolio. We are optimistic that 2005 should be another record year for Cathay General Bancorp as we build on the momentum that we have under way," concluded Dunson K. Cheng.

INCOME STATEMENT REVIEW

Net interest income before provision for loan losses

     Our net interest income before provision for loan losses increased to $58.8 million during the first quarter of 2005, or 15.1% higher than the $51.1 million during the same quarter a year ago. The increase was due primarily to the strong growth in loans.

     The net interest margin, on a fully taxable-equivalent basis, increased 8 basis points from 4.14% during the fourth quarter 2004 to 4.22% for the first quarter 2005, primarily as a result of faster increases in the prime rate compared to the rates paid on interest bearing deposits. The net interest margin increased from 4.07% in the first quarter of 2004 to 4.22% in the first quarter of 2005.

     For the first quarter of 2005, the interest rate earned on our average interest-earning assets was 5.78% on a fully taxable-equivalent basis, and our cost of funds on average interest-bearing liabilities equaled 1.91%. In comparison, for the first quarter of 2004, the interest rate earned on our average interest-earning assets was 5.09% and our cost of funds on average interest-bearing liabilities equaled 1.25%.

Provision for loan losses

     The provision for loan losses was $1.0 million for the first quarter of 2005 compared to no provision during the first quarter of 2004. The provision for loan losses represents the charge against earnings that is determined by management, through a credit review process, as the amount needed to maintain an allowance that management believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. Total charge-offs of $3.6 million in the first quarter of 2005 and $4.9 million in the fourth quarter of 2004 were primarily related to charge-offs taken on a $9.5 million loan originated by the former New York loan production office of General Bank compared to charge-offs of $2.4 million for the first quarter of 2004. Total recoveries were $1.3 million in the first quarter of 2005, $1.7 million in the fourth quarter of 2004, and $2.3 million in the first quarter of 2004.

Non-interest income

     Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $6.0 million for the first quarter of 2005, an increase of $1.6 million, or 37.3%, compared to the non-interest income of $4.4 million for the first quarter of 2004.

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

     For the first quarter of 2005, the Company recorded net securities gains of $0.4 million compared to $0.2 million of net losses for the same quarter in 2004. Other operating income increased $1.2 million, or 59.4%, due primarily to the gain of $1.0 million from the sale of a former Cathay Bank branch building and the recording of an unrealized gain on a warrant.

Non-interest expense

     Non-interest expense decreased $402,000 to $22.8 million in the first quarter of 2005 primarily due to the realization of the cost savings from the closure of branch offices and the consolidation of backroom functions after the merger with GBC Bancorp. The efficiency ratio was 35.26% for the first quarter 2005 compared to 41.92% in the year ago quarter. Computer and equipment expense decreased $284,000, or 14.0%, from $2.0 million in the first quarter of 2004 to $1.7 million in the first quarter of 2005 as a result of $0.5 million of conversion programming expenses incurred during the first quarter of 2004. Marketing expenses decreased $238,000, or 34.0%, from $699,000 in the first quarter of 2004 to $461,000 in the first quarter of 2005 due to higher advertising expenses during 2004 related to the merger with GBC Bancorp. Other real estate owned expense decreased $581,000 due to a gain of $155,000 from sale of an OREO during the first quarter of 2005 compared to a write-off of $400,000 in the first quarter of 2004. The above decreases were partially offset by an increase of $477,000, or 4.0%, in salary and employee benefits from $11.9 million in the first quarter of 2004 to $12.4 million in the first quarter of 2005 due to merit increases, higher vacation pay accruals, and higher fringe benefit costs. In addition, the amortization of core deposit premium increased $409,000 from $1.3 million in the year ago quarter to $1.7 million in the first quarter of 2005 due primarily to an adjustment to accelerate the amortization in prior periods

Income taxes

     The effective tax rate for the first quarter of 2005 was 39.0% and was 38.2% for the first quarter of 2004, compared to 38.2% for the full year 2004.

     On December 31, 2003, the California Franchise Tax Board (FTB) announced its intent to list certain transactions that in its view constitute potentially abusive tax shelters. Included in the transactions subject to this listing were transactions utilizing regulated investment companies (RICs) and real estate investment trusts (REITs). As part of the notification indicating the listed transactions, the FTB also indicated its position that it intends to disallow tax benefits associated with these transactions. While the Company continues to believe that the tax benefits recorded in three prior years with respect to its RIC were appropriate and fully defensible under California law, the Company has deemed it prudent to participate in Voluntary Compliance Initiative - Option 2, requiring payment of all California taxes and interest on these disputed 2000 through 2002 tax benefits, and permitting the Company to claim a refund for these years while avoiding certain potential penalties. The Company retains potential exposure for assertion of an accuracy-related penalty should the FTB prevail in its position in addition to the risk of not being successful in its refund claims. As of March 31, 2005, the Company reflected a $12.1 million net state tax receivable for the years 2000, 2001, and 2002 after giving effect to reserves for loss contingencies on the refund claims, or an equivalent of $7.9 million after giving effect to Federal tax benefits. The FTB is currently in the process of reviewing and assessing our refund claims for taxes and interest for tax years 2000 through 2002. Although the Company believes its tax deductions related to the regulated investment company were appropriate and fully defensible, there can be no assurance of the outcome of its refund claims, and an adverse outcome on the refund claims could result in a loss of all or a portion of the $7.9 million net state tax receivable after giving effect to Federal tax benefits.

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

BALANCE SHEET REVIEW

     Total assets increased by $67.8 million to $6.2 billion at March 31, 2005, up 1.1% from year-end 2004 of $6.1 billion. The increase in total assets was due primarily to increases in loans.

     The growth of gross loans to $4.0 billion as of March 31, 2005 from $3.8 billion as of December 31, 2004, represents growth of $180.8 million, or 4.7%, due primarily to increases in commercial mortgage loans and commercial loans.

     The changes in the loan composition from year-end 2004 are presented below:

                                            March 31,     December 31,
(DOLLAR IN THOUSANDS)                         2005           2004          % Change
----------------------------------------   ------------   ------------   ------------
Loans
Commercial                                 $  1,009,718   $    955,377              6
Residential mortgage and equity lines           351,857        331,727              6
Commercial mortgage                           2,210,807      2,119,349              4
Real estate construction                        428,396        412,611              4
Installment                                       9,263         10,481            (12)
Other                                             2,720          2,443             11
                                           ------------   ------------
  Gross loans and leases                   $  4,012,761   $  3,831,988              5
Allowance for loan losses                       (61,539)       (62,880)            (2)
Unamortized deferred loan fees                  (11,209)       (11,644)            (4)
                                           ------------   ------------
  Total loans and leases, net              $  3,940,013   $  3,757,464              5
                                           ============   ============   ============

     The increase in total assets from year-end 2004 was funded primarily by the decrease of securities of $122.0 million and by the increase in deposits. Total deposits increased $83.6 million, or 1.8%, from December 31, 2004. The changes in the deposit composition from year-end 2004 are presented below:

                                             March 31,    December 31,
(DOLLARS IN THOUSANDS)                         2005           2004         % Change
----------------------------------------   ------------   ------------   ------------
Deposits
Non-interest-bearing demand deposits       $    705,280   $    674,791              5
Interest-bearing demand deposits                798,001        842,293             (5)
Savings deposits                                405,718        418,041             (3)
Time deposits under $100                        545,847        539,811              1
Time deposits of $100 or more                 2,223,847      2,120,201              5
                                           ------------   ------------
  Total deposits                           $  4,678,693   $  4,595,137              2
                                           ============   ============   ============

     Advances from the Federal Home Loan Bank were $545.0 million at both March 31, 2005 and at December 31, 2004 and all mature within one year at both dates.

ASSET QUALITY REVIEW

     Non-performing assets to gross loans plus other real estate owned decreased to 0.45% at March 31, 2005, from 0.59% at December 31, 2004 and from 1.07% at March 31, 2004. Total non-performing assets decreased to $18.2 million at March 31, 2005, compared with $22.5 million at December 31, 2004 and decreased from $36.6 million at March 31, 2004. The allowance for loan losses was $61.5 million

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                                                                          Page 5

at March 31, 2005, and represented the amount that the Company believes to be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.53% of period-end gross loans and 339% of non-performing loans at March 31, 2005. The comparable ratios were 1.64% of gross loans and 280% of non-performing loans at December 31, 2004. The changes to the Company's asset quality results are highlighted below:

                                             March 31,    December 31,
(IN THOUSANDS)                                2005           2004          % Change
----------------------------------------   ------------   ------------   ------------
Non-performing assets
Accruing loans past due 90 days or more    $        695   $      3,260            (79)
Non-accrual loans                                17,477         19,211             (9)
                                           ------------   ------------
  Total non-performing loans                     18,172         22,471            (19)
Other real estate owned                               -              -              -
                                           ------------   ------------
  Total non-performing assets              $     18,172   $     22,471            (19)
                                           ------------   ------------
Troubled debt restructurings               $        997   $      1,006             (1)
                                           ============   ============

     The following table presents the type of non-accrual loan as of dates indicated:

                                                   For the three months ended,
                                           ------------------------------------------
                                             March 31,    December 31,
(In thousands)                                 2005          2004         Net change
----------------------------------------   ------------   ------------   ------------
Type of Non-accrual Loan
Construction                               $        623   $      1,181   $       (558)
Single/ multi-family Residential                     69             69              -
Commercial real estate                            7,039          3,816          3,223
Commercial and industrial                         9,728         14,114         (4,386)
Other loans                                          18             31            (13)
                                           ------------   ------------   ------------
  Total                                    $     17,477   $     19,211   $     (1,734)
                                           ------------   ------------   ------------

CAPITAL ADEQUACY REVIEW

     The Tier 1 risk-based capital ratio of 10.95%, total risk-based capital ratio of 12.22%, and Tier 1 leverage capital ratio of 9.00%, continue to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent and a Tier 1 leverage capital ratio equal to or greater than five percent. At December 31, 2004, the Company's Tier 1 risk-based capital was 10.78%, total risk-based capital was 12.03%, and Tier 1 leverage capital ratio was 8.86%.

     During the first quarter of 2005, the Company repurchased 23,400 shares of its common stock at a total cost of $831,000. Through March 31, 2005, the Company had repurchased 663,220 shares of its common stock for $9.6 million. On March 18, 2005, the Company announced that its Board of Directors had approved the repurchase of up to an aggregate of one million shares of its common stock following the completion of the Company's current stock buyback authorization.

ABOUT CATHAY GENERAL BANCORP

     Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 29 branches in California, three branches in New York State, two branches in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Hong Kong and Shanghai, China. In addition, the Bank's subsidiaries, Cathay Investment Company and GBC Investment & Consulting Company, Inc., both maintain an office in Taipei. Cathay Bank's website is found at http://www.cathaybank.com/.

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                                                                          Page 6

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

     Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new markets, fluctuations in interest rates, demographic changes, inflation, increases in competition, deterioration in asset or credit quality, changes in the availability of capital, legislative and regulatory developments, such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies, and of the memorandum of understanding between Cathay Bank and the Federal Deposit Insurance Corporation relating to Cathay Bank's compliance with certain provisions of the Bank Secrecy Act, changes in business strategy, including the formation of a real estate investment trust, and general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

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                                                                          Page 7
                             CATHAY GENERAL BANCORP
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                             Three months ended March 31,
                                                     ------------------------------------------
(Dollars in thousands, except per share data)            2005           2004         % Change
--------------------------------------------------   ------------   ------------   ------------
FINANCIAL PERFORMANCE
Net interest income before provision
 for loan losses                                     $     58,764   $     51,069             15
  Provision for loan losses                                 1,000              -            100
                                                     ------------   ------------
    Net interest income after provision
     for loan losses                                       57,764         51,069             13
  Non-interest income                                       6,013          4,381             37
  Non-interest expense                                     22,843         23,245             (2)
                                                     ------------   ------------
  Income before income tax expense                         40,934         32,205             27
  Income tax expense                                       15,974         12,302             30
                                                     ------------   ------------
  Net income                                         $     24,960   $     19,903             25
                                                     ============   ============
  Net income per common share:
    Basic                                            $       0.49   $       0.40             23
    Diluted                                          $       0.49   $       0.40             23
Cash dividends paid per common share                 $       0.09   $       0.07             29
                                                     ============   ============   ============
SELECTED RATIOS
  Return on average assets                                   1.65%          1.45%            14
  Return on average stockholders' equity                    14.07%         12.71%            11
  Efficiency ratio                                          35.26%         41.92%           (16)
  Dividend payout ratio                                     18.27%         17.72%             3
                                                     ============   ============   ============
YIELD ANALYSIS (Fully taxable equivalent)
  Total interest-earning assets                              5.78%          5.09%            14
  Total interest-bearing liabilities                         1.91%          1.25%            53
  Net interest spread                                        3.87%          3.84%             1
  Net interest margin                                        4.22%          4.07%             4
                                                     ============   ============   ============
CAPITAL RATIOS
  Tier 1 risk-based capital ratio                           10.95%         10.37%             6
  Total risk-based capital ratio                            12.22%         11.62%             5
  Tier 1 leverage capital ratio                              9.00%          7.89%            14
                                                     ============   ============

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                                                                          Page 8

                             CATHAY GENERAL BANCORP
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                       March 31,    December 31,
(In thousands, except share and per share data)          2005          2004          % change
--------------------------------------------------   ------------   ------------   ------------
Assets
Cash and due from banks                              $     95,502   $     86,133             11
Investment securities (amortized cost of
 $1,713,647 in 2005 and $1,811,891 in 2004)             1,695,926      1,817,942             (7)
Loans                                                   4,012,761      3,831,988              5
  Less: Allowance for loan losses                         (61,539)       (62,880)            (2)
        Unamortized deferred loan fees                    (11,209)       (11,644)            (4)
                                                     ------------   ------------
        Loans, net                                      3,940,013      3,757,464              5
Other real estate owned, net                                    -              -              -
Affordable housing investments, net                        45,337         45,145              0
Premises and equipment, net                                32,858         33,421             (2)
Customers' liability on acceptances                        18,493         14,368             29
Accrued interest receivable                                22,300         21,712              3
Goodwill                                                  240,847        241,013             (0)
Other intangible assets, net                               45,754         47,494             (4)
Other assets                                               28,799         33,313            (14)
                                                     ------------   ------------
  Total assets                                       $  6,165,829   $  6,098,005              1
                                                     ============   ============
Liabilities and Stockholders' Equity
Deposits
  Non-interest-bearing demand deposits               $    705,280   $    674,791              5
  Interest-bearing deposits:
    NOW deposits                                          258,202        253,767              2
    Money market deposits                                 539,799        588,526             (8)
    Savings deposits                                      405,718        418,041             (3)
    Time deposits under $100                              545,847        539,811              1
    Time deposits of $100 or more                       2,223,847      2,120,201              5
                                                     ------------   ------------
    Total deposits                                      4,678,693      4,595,137              2
                                                     ------------   ------------
Federal funds purchased and securities sold
 under agreement to repurchase                             80,000         91,000            (12)
Advances from the Federal Home Loan Bank                  545,000        545,000              -
Other borrowings                                           17,347         17,116              1
Acceptances outstanding                                    18,493         14,368             29
Junior subordinated notes                                  53,931         53,916              0
Other liabilities                                          47,015         65,475            (28)
                                                     ------------   ------------
  Total liabilities                                     5,440,479      5,382,012              1
                                                     ------------   ------------
  Total stockholders' equity                              725,350        715,993              1
                                                     ------------   ------------
  Total liabilities and stockholders' equity         $  6,165,829   $  6,098,005              1
                                                     ============   ============
Book value per share                                 $      14.28   $      14.13              1
Number of shares outstanding                           50,778,016     50,677,896

                             CATHAY GENERAL BANCORP
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                         Three months ended
                                                              March 31,
                                                     ---------------------------
(In thousands, except share and per share data)          2005           2004
-------------------------------------------------    ------------   ------------
INTEREST INCOME
Interest on loans                                    $     61,254   $     45,459
Interest on securities
 available-for-sale - taxable                              18,232         17,566
Interest on securities
 available-for-sale - nontaxable                              983            899
Dividend income                                               100            114
Interest on federal funds sold and securities
 purchased under agreements to resell                          22             50
Interest on deposits with banks                                77             30
                                                     ------------   ------------
Total interest income                                      80,668         64,118
                                                     ------------   ------------
INTEREST EXPENSE
Time deposits of $100 or more                              10,190          7,234
Other deposits                                              6,868          3,732
Other borrowed funds                                        4,846          2,083
                                                     ------------   ------------
Total interest expense                                     21,904         13,049
                                                     ------------   ------------
Net interest income before provision
 for loan losses                                           58,764         51,069
Provision for loan losses                                   1,000              -
                                                     ------------   ------------
Net interest income after provision
 for loan losses                                           57,764         51,069
                                                     ------------   ------------
NON-INTEREST INCOME
Net securities gains (losses)                                 377           (202)
Letters of credit commissions                                 924            954
Depository service fees                                     1,623          1,691
Other operating income                                      3,089          1,938
                                                     ------------   ------------
Total non-interest income                                   6,013          4,381
                                                     ------------   ------------
NON-INTEREST EXPENSE
Salaries and employee benefits                             12,421         11,944
Occupancy expense                                           2,009          2,128
Computer and equipment expense                              1,749          2,033
Professional services expense                               1,520          1,532
FDIC and State assessments                                    252            270
Marketing expense                                             461            699
Other real estate owned (income) expense                     (104)           477
Operations of affordable housing investments                1,019            749
Amortization of core deposit intangibles                    1,742          1,333
Other operating expense                                     1,774          2,080
                                                     ------------   ------------
Total non-interest expense                                 22,843         23,245
                                                     ------------   ------------
Income before income tax expense                           40,934         32,205
Income tax expense                                         15,974         12,302
                                                     ------------   ------------
Net income                                                 24,960         19,903
                                                     ------------   ------------
Other comprehensive (loss) income, net of tax             (13,897)         7,877
                                                     ------------   ------------
Total comprehensive income                           $     11,063   $     27,780
                                                     ============   ============
Net income per common share:
  Basic                                              $       0.49   $       0.40
  Diluted                                            $       0.49   $       0.40
Cash dividends paid per common share                 $       0.09   $       0.07
Basic average common shares outstanding                50,706,890     49,671,300
Diluted average common shares outstanding              51,209,052     50,185,304

                             CATHAY GENERAL BANCORP
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                                                           For the three months ended,
                                            ---------------------------------------------------------------------------------------
                                                  March 31, 2005               December 31, 2004              March 31, 2004
                                            ---------------------------   ---------------------------   ---------------------------
                                                              Average                       Average                       Average
                                              Average       Yield/Rate      Average       Yield/Rate      Average       Yield/Rate
(In thousands)                                Balance         (1) (2)       Balance         (1) (2)       Balance         (1) (2)
-----------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Interest-earning assets
Federal funds sold and
 securities purchased
 under agreements to resell                 $      3,589           2.44%  $        505           1.66%  $     24,088           0.83%
Investment securities (1)                      1,774,496           4.54%     1,791,086           4.38%     1,744,760           4.41%
Loans and leases (2)                           3,913,722           6.35%     3,712,830           5.99%     3,330,878           5.49%
Deposits with banks                                8,001           3.93%         5,836           3.31%         5,077           2.38%
                                            ------------   ------------   ------------   ------------   ------------   ------------
  Total interest-earning assets             $  5,699,808           5.78%  $  5,510,257           5.46%  $  5,104,803           5.09%
                                            ------------   ------------   ------------   ------------   ------------   ------------
Interest-bearing liabilities
Interest-bearing demand deposits            $    831,076           0.90%  $    868,792           0.74%  $    930,151           0.58%
Savings deposits                                 408,580           0.37%       422,086           0.35%       417,487           0.30%
Time deposits                                  2,708,770           2.22%     2,621,548           1.95%     2,432,373           1.54%
                                            ------------   ------------   ------------   ------------   ------------   ------------
  Total interest-bearing deposits           $  3,948,426           1.75%  $  3,912,426           1.51%  $  3,780,011           1.17%
Other borrowed funds                             695,951           2.82%       568,178           2.44%       416,390           2.01%
                                            ------------   ------------   ------------   ------------   ------------   ------------
  Total interest-bearing liabilities           4,644,377           1.91%     4,480,604           1.63%     4,196,401           1.25%
Non-interest-bearing demand deposits             692,147                       692,379                       638,559
                                            ------------   ------------   ------------   ------------   ------------   ------------
  Total deposits and other borrowed funds   $  5,336,524                  $  5,172,983                  $  4,834,960
                                            ------------   ------------   ------------   ------------   ------------   ------------
Total average assets                        $  6,149,260                  $  5,965,757                  $  5,537,873
Total average stockholders' equity          $    719,235                  $    689,945                  $    629,996
                                            ------------   ------------   ------------   ------------   ------------   ------------

(1) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

(2) Yields and amounts of interest earned include loan fees. Non-accrual loans are included in the average balance.